CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have  issued our  report  dated  March 3, 2003  (except  with  respect to the matters  discussed  on Note  10,  as to  which  the  date is  March  27,  2003), accompanying the financial statements included in the Annual Report of Intelli-Check, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the registration statements of Intelli-Check, Inc. on Form SB-2 (File No. 333-87797), Form S-8 (File No. 333-47882), Form S-8 (File No. 333-85436) and Form S-3 (File No. 333-59494).


/s/ Grant Thornton LLP

New York, New York
March 3, 2003